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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 14, 2000

                                  T-NETIX, INC.
                                  -------------
               (Exact name of registrant as specified in charter)


          COLORADO                        0-25016               84-1037352
          --------                        -------               ----------
 (State or Other Jurisdiction           (Commission            (IRS Employer
      of Incorporation)                 File Number)         Identification No.)

    67 INVERNESS DRIVE EAST, SUITE 100 ENGLEWOOD, CO              80112
    ------------------------------------------------              -----
      (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (303) 790-9111




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ITEM 5.  OTHER EVENTS.

         In a press release dated April 19, 2000, T-NETIX, Inc. (the "Company") announced that it has raised $7.5 million of private financing, through the issuance of $3.75 million of its Series A Preferred Stock and $3.75 million of subordinated notes.

The convertible preferred stock was issued to a fund managed by Rose Glen Capital Management, L.P. The preferred stock has a yield of 8% per annum and is convertible into common stock at a conversion price based on the market price of the common stock during a pricing period preceding conversion, up to a conversion price of $6.05 (the "Fixed Conversion Price"). The Fixed Conversion Price is subject to adjustment if the market price four months from issuance is below $6.05. With limited exceptions, during the six month period following issuance, the preferred stock is not convertible unless the market price equals or exceeds the Fixed Conversion Price. Thereafter, the company has the right to issue cash instead of common stock upon conversion of the preferred stock if the closing price of the common stock is less than the Fixed Conversion Price. The purchaser of the preferred stock also received five-year warrants to purchase 340,909 shares of common stock at an exercise price of $6.60.

The subordinated notes, which bear interest at prime rate plus one percent, were issued to Daniel M. Carney, chairman of the board of T-NETIX The purchaser of the note also receive five-year warrants to purchase 25,000 shares of common stock at an exercise price of $6.05.

The Company intends to use the proceeds from these transactions to reduce the outstanding balance on its bank credit facility. By completing these agreements the Company has met the terms of its lenders for revision of existing covenants.

The foregoing information is a summary only and is qualified in its entirety by the information contained in the documents filed as Exhibits to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c)  Exhibits

         4.1 Amendment to the Articles of Incorporation of T-NETIX, Inc., defining the rights, preferences and limitations of the Series A Convertible Preferred Stock.

         4.2 Stock Purchase Warrant for the purchase of 340,909 shares of T-NETIX, Inc. common stock.

         4.3 Stock Purchase Warrant for the purchase of 25,000 shares of T-NETIX, Inc. common stock.

         99.1     T-NETIX, Inc.'s press release dated April 19, 2000.

         99.2 Securities Purchase Agreement dated April 17, 2000, between T-NETIX, Inc. and RGC International Investors, LDC.

         99.3 Registration Rights Agreement dated April 17, 2000, between T-NETIX, Inc. and RGC International Investors, LDC.

         99.4 Subordinated Loan Agreement dated April 14, 2000, between T-NETIX, Inc. and Daniel M. Carney.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        T-NETIX, Inc.

Dated: April 19, 2000               BY: /s/ Alvyn A. Schopp
                                        -------------------
                                        Alvyn A. Schopp, Chief Executive Officer






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                                 EXHIBIT INDEX

       Exhibit
       Number     Description
       ------     -----------

         4.1 Amendment to the Articles of Incorporation of T-NETIX, Inc., defining the rights, preferences and limitations of the Series
                  A Convertible Preferred Stock.

         4.2 Stock Purchase Warrant for the purchase of 340,909 shares of T-NETIX, Inc. common stock.

         4.3 Stock Purchase Warrant for the purchase of 25,000 shares of T-NETIX, Inc. common stock.

         99.1     T-NETIX, Inc.'s press release dated April 19, 2000.

         99.2     Securities Purchase Agreement dated April 17, 2000, between
                  T-NETIX, Inc. and RGC International Investors, LDC.

         99.3     Registration Rights Agreement dated April 17, 2000, between
                  T-NETIX, Inc. and RGC International Investors, LDC.

         99.4     Subordinated Loan Agreement dated April 14, 2000, between
                  T-NETIX, Inc. and Daniel M. Carney.